ARTICLES OF INCORPORATION

                                       of

                                   402, INC.

KNOW ALL MEN BY THESE PRESSNT, that I the undersigned, do hereby associate myself into a corporation under and pursuant to the provisions and by virtue of the laws of the State of in the Corporation Act of 1925, and all Acts amendatory thereof and supplemental thereto, and for that purpose do hereby make subscribe, acknowledges certify and set forth as follows:

     FIRST:    That the name of the corporation shall be: 402, INC.

     SECOND:   The principal  office or place of  business  of  the  corporation shall be located at 402 North Division Street, Carson City, Nevada, at the offices of ALLISON, MacKENZIE, HARTMAN, SOUMBENIOTIS a RUSSELL, LTD., but the corporation may maintain offices, a4encies and places of business in any other state in the United States and in foreign countries without restriction as to place; and the corporation may keep such books, papers and records of the corporation as are not required by law to be kept within the State of Nevada, and as the directors may find convenient, in such offices, agencies and places of business,

        THIRD: The nature of the business to be transacted and the objects and purposes to be promoted and carried on by the corporation shall be as follows:

        (a) To engage in any lawful activities not prohibited by law anywhere in the world.

        (b) To perform services of every kind and nature authorized by law for any person, firm association or corporation. To enter into, make, perform and carry out contracts of every kind and character with any person, firm, association or corporation.

        (c) To engage in and conduct every type of building and/or construction and/or contracting work in the State of Nevada and in every state and territory of the United States, and/or in any foreign country, including but not limited to the construction of all types of buildings, highways, mining developments, irrigation works, naval and military installations, docks, piers, airports, ranching and farming projects, and also to engage in every type and manner of activity incidental thereto and in connection with or independently of the above, to own, lease and rent and/or in any manner deal with and trade in every type and manner of motor vehicles, machinery, equipment, merchandise and supplies, and to manage, operate and conduct every type and manner of business in which such may be employed; to enter into every kind and manner of contract and agreement concerning such work; to give and post bond for the faithful performance thereof; and without limitation, except as may be imposed by law, to do every act and thing necessary and/or required in the carrying on, operating and conducting of a general contracting business; to engage in the transportation of passengers and commodities both intrastate and interstate and within the State of Nevada, and in any other state and territory in the United States and/or in any foreign country; to build, rent, lease, buy, sell, own, operate and manage machine shop, foundries, garages, service stations, depots, that restaurants, taxi cabs, stages, bus lines, freight lines, passenger and transportation lines, railroads and steamships, and airlines.

        (d) To manufactured purchase, sell and deal in export and import personal property of all kinds other than and in addition to goods, wares and merchandise hereinbefore set forth and described, and to pledge, hypothecate, or to otherwise encumber the same in any manner whatsoever, or to borrow thereon, in such ways and to such extent as may be prescribed or required by the laws of any state of the United States or any other country.

        (e) To mortgage# pledgeo hypothecate and trade in all manner of goods, wares, merchandise, commodities and products, including machinery and mechanical appliances of every description.

        (f) To buy, sell, mortgage, own, hold, lease, develop and deal in and with real estate, and with any and all franchises, appurtenances, easements privileges and rights thereto pertaining, and any interest therein, and to develop and/or to improve the same in any manner deemed advantageous to the corporation; and to build, purchase, or lease, dispose of sell and mortgage buildings, houses and premises, plants, factories, mills and structures of every description, used in connection with, or incident to, or which may be advantageous to the business of the corporation.

        (g) To acquire by purchase, lease or otherwise, the good will, business, property, assets, franchises and rights, in whole or in part of any person, firm, association or corporation; and to assume all or any of the liabilities thereof and to pay for the same in cash# with the stock of this corporation or its debentures, or bonds, or otherwise, and to hold, maintain, operate and conduct, an well as in any manner to dispose of, the whole or any part of the property so acquired, but always in accordance with, and subject to, the laws of the State of Nevada.

        (h) To borrow money and contract debts when necess4ry for the transaction of the business of the corporation for the exercise of its corporate rights or privileges or franchises, or for any other purpose of its incorporation; also to issue bonds or promissory notes, bills of exchange, debentures and other obligations and also evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, and when necessary to secure the same or any part thereof, or any part or parts of the same by mortgage, pledge or otherwise, for money borrowed or goods purchased or for payment of property bought or acquired or for any other lawful obligation; also to issue, sell and dispose of certificates of investment or participation certificates, upon such terms and under such conditions as are or may be prescribed by the laws of the State of Nevada, or by the by-laws of the corporation.

        (i) To loan the funds of the corporation upon notes, bonds', mortgages, deeds of trust, debentures or other securities, or property, real, personal or mixed, or otherwise.

        (j) To receive; collect and dispose of principal and interest, dividends, income, increments and profits upon or from all or any notes, stocks or bonds, deeds of trust, debentures securities, obligations and other property held owned or possessed by the corporation or any other person, firm or corporation as escrow agent or trustee or for the use and benefit of the corporation and ' to exercise in respect of all such stocks, bonds, mortgages, deeds of trust, notes debentures, obligations, securities and all other property and any and all bonds, any and all rights of individual ownership thereof.

        (k) To guarantee the payment of dividends or interest on shares of stock of this corporation or upon the contracts& stocks, bonds, or other securities or agreements of this corporation, or of any other parson or corporation, and also to become surety, guarantor or indemnitor in connection with any of the foregoing purposes for the payment of money or for the performance of other obligations.

        (1) To purchase, acquire and to hold, use, operate, introduce, sell, assign or otherwise dispose of, hire or let or licenser any patents, patent rights, licenses, trademarks, trade names, privileges, formulas, secret process and any and all inventions, improvements and processes used in connection with or secured under letters patent and grants of the United States of America or any other country or government, and which may appear likely to be advantageous or useful to the corporation, and to use, exercise, develop, and grant licenses in respect of and to turn to account, manufacture, build and construct under such patents# licenses, processes and the like, inventions and improvements with the view of working and developing the same and effectuating the foregoing objects or any thereof.

        (m) To act as agent, attorney in fact, trustee, or in any other representative capacity for other persons, firms or corporations.

        (n) To guarantee, purcha3e, hold# sell, transfer, assign, mortgage, pledge or otherwise dispose of the shares of the capital stack or of any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Nevada, or of any other state or government and while owner of such stocks to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

        (o) To purchase, hold or sell, transfer and reissue shares of its own capital stock, but always in accordance with, and as permitted by the laws of the State of Nevada, and the by-laws of the corporation.

         (p) To enter into, make and perform contracts of every kind with any person, firm, association or corporation, public, private or municipal or any body politic, and with any state or with the government of the United States or any dependency thereof as well as any foregoing government and in general to carry on and conduct and engage in any business in connection with the foregoing, either as manufacturers dealer, principal, agent or otherwise permitted to corporations organized under the laws of the State of Nevada.

        (q) To establish, maintain, operate, conduct and carry on in the State of Nevada and in any or all of the general states, territories, possessions and dependencies of the United States the District of Columbia, And in any foreign country, its business or any part or parts thereof and as many other businesses, stores, plants, factories, mills, warehouses, offices and agencies as may be necessary or deemed expedient for the corporation and its business as well as for the extension, expansion and exploitation of the affairs, operation and benefit of the corporation.

        (r) And generally to do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth either alone or in association with other corporations, firms, or individuals and to do every other act or thing incidental or pertaining to or growing out of the aforesaid purposes or powers, and/or any of them, provided the same be not inconsistent with the laws of the State of Nevada; and also to exercise any and all of the powers conferred upon corporations by the laws of the State of Nevada which now exist or which may be hereafter conferred upon or granted to corporations by the laws of the said State of Nevada.

        FOURTH; The amount of the total authorized capital stock of the corporation is 2500 shares of common stock of no par value.

        FIFTH: The members of the governing board shall be known as directors and the number thereof shall be not less than three (3),, nor more than nine
(9), the exact number to be fixed by the by-laws of the corporation; provided, that when all of the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

        The name and post office  address of the first Board,  consisting of one
(1) director, is as follows:

NAME                  POST OFFICE ADDRESS

MIKE PAVLAKIS         P.O. Box 646
                      Carson City, KV 89702

        SIXTH: The capital stock shall not be subject to any further assessment to pay the debts of the corporation.

        SEVENTH; The name and post office address of the sole incorporator signing these Articles of Incorporation are as follows;

BONNIE KORDONOW P.O. Box 3362
                Dayton, NV 89403

         EIGHTH: This corporation is to have perpetual existence.

         NINTH: In furtherance, and not in limitation of the power conferred by statute the Board of Directors is expressly authorized: I Subject to the by-law so if any, adopted by the stockholders,to make alter or amend the by-laws of the corporation to fix the I amount to be reserved as working capital over and above the capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal Property of this corporation; From time to time to determine whether, and to what extent, and to what times and places,and under what conditions an regulations, the accounts and books of this corporation.Other than the original or duplicate stock ledger), 0r any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection of any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

By resolution on, or resolutions, passed by a majority of the whole bond, to designate one or more committee each committee to consist of two or more of the directors of the corporation! which, to the extent provided in said resolution or resolution or in the by-laws of the corporation shall have, and may exercise the powers of the Board of directors in the management of the business affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee, or committees, shall have such name, or names, as may be stated in the by-laws of the corporation, or as may be determined by resolution adopted by the Board of Directors;

Pursuant to the affirmative vote of the stockholders, of at least i majority of the stock issued and outstanding# having voting power given at a stockholders' meeting duly that purpose, or when authorized by the written called for consent, the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall havd1power and authority at any meeting, to sell lease or exchange all of the property and assets of this corporation, including its good will and its corporate franchise upon such terms and conditions and its Board of Directors expedient and for the best interests of the corporation's this corporation may, in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

        TENTH: Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more of offices within or without the State of Nevada and to keep the books of this corporation (subject to the requirements of the Nevada Revised Statutes) outside of the State of Nevada at such places as may from time to time be designated by the Board of Directors.

        ELEVENTH This corporation reserves the right to amend# alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute or by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation to do business both within and without the State of Nevada and in pursuance of the Corporation Laws of the State of Nevada being Chapter 177 of the Laws of 1925, and the acts amendatory thereof and supplemental thereto, does make and file this certificate, hereby declaring and certifying that the facts herein stated are true.

        IN WITNESS WHEREOF, I accordingly have hereunto set my hand and seal this 20th day of March, 1987.


STATE OF NEVADA
CARSON CITY


     On this 20th day of March, 1987, personally appeared before met a notary public, BONNIE KORDONOWY, who acknowledged to me that she executed the foregoing document.



                                             Notary Public



                      CERTIFICATE OF AMENDMENT OF ARTICLES
                               Of INCORPORATION Of
                                   402, INC.


     COMES NOW, the Incorporator of 402, INC., a Nevada corporation, and pursuant to NRS 578.380, does herewith certify that she is the original and sole incorporator of the corporation, that the Articles of Incorporation of the corporation were filed with the Nevada Secretary of State on March 20, 1987, and with the clerk of Carson City, Nevada on March 24 1987, that no stock has been subscribed for or purchased, and no part of the capital of the corporation has been paid; and that on March 24, 1987, at the first meeting of the incorporator of this corporation, she approved the filing of this certificate for the purpose of changing the composition of the first board of directors named In Article FIFTH, of the corporation as follows:

"FIFTH: The members of the governing board shall be known as directors and the number thereof shall be not less than three (3), nor more than nine (9), the exact number to be fixed by the by-laws of the corporation provide that when all of the shares of the corporation are owned beneficially and of record by either one or two stockholder the number of directors may be less than three but not less than the number of stockholders.

The names and posi office addresses of the first Board, consisting of two (2) directors are as follows;

NAME                     POST OFFICE ADDRESS

LEIGH JEFFS              505 Burrard Street, Suite 2030
                         Vancouver, B.C. V7X1M6
                         Canada

HARRY BYDGNES            505 Burrard Street, Suite 2030
                         Vancouver, B.C. V7X1M6
                         Canada


        That  other  than  stated   herein,   all  of  the  other   Articles  of
Incorporation shall remain unchanged and be as filed heretofore.

DATED this 31st day of March, 1987.



                                             Bonnie Kordonowy,
                                             Sole Incorporator

STATE OF NEVADA
Carson City

     On this 31st day of 1987, personally appeared before me, a Notary Public, BONNIE KORDONOWY, known to me to be the Sole Incorporator of 402, INC., who acknowledged to me that she executed the foregoing Amendment as the Sole Incorporator of said corporation.


                                             NOTARY PUBLIC


                      CERTIFICATE OF AMENDMENT OF ARTICLES
                               OF INCORPORATION OF
                                    402, INC.

     COMES NOW, the President and Secretary of 402, INC. a Nevada corporation, and do hereby certify that following a vote on the 31st day of March, 1987, all stockholders and directors of the said corporation have approved the filing of this certificate for the purpose of changing the name of 402, INC. One hundred percent (100%) of the stock entitled to vote did vote, and upon a canvas thereof the stockholders authorized the following amendment to Article FIRST of the Articles of Incorporation of 402, INC., changing the name of the corporation as follows:

"FIRST: The name of the corporation shall be:
        CRYOPAX CORPORATION"

        That  other  than  stated   hereine  al'I  of  the  other   Articles  of
Incorporation shall remain unchanged and be as filed heretofore.

DATED this 23rd day of April 1987.

                                        LEIGH JEFF
                                        President

Attest:

HARRY BYDGNES, Secretary


CANADA

PROVINCE OF BRITISH COLUMBIA

     On this 23rd day of April, 1987, personally appeared before me, a Notary Public, LEIGH JEFFS and HARRY BYDGNES known to me to be the President and Secretary, respectively, of 402, INC., who acknowledged to me that they executed the foregoing Amendment on behalf of said corporation.

NOTARY PUBLIC